UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

Doral Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	0 – 17224	66 – 0312162

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico,	00920 – 2717

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 479 – 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-1.1 UNDERWRITING AGREEMENT, DATED AS OF AUGUST 27, 2004
EX-4.1 FLOATING RATE SENIOR NOTE DUE JULY 20, 2007
EX-5.1 OPINION OF PIETRANTONI MENDEZ & ALVAREZ LLP
EX-5.2 OPINION OF SULLIVAN & CROMWELL LLP
EX-8.1 OPINION OF PIETRANTONI MENDEZ & ALVAREZ LLP REGARDING MATTERS

Doral Financial Corporation
Current Report on Form 8-K

ITEM 8.01 OTHER EVENTS

     On September 1, 2004, Doral Financial Corporation closed the issuance of an additional $125,000,000 of its Floating Rate Senior Notes due July 20, 2007. The notes form a part of the same series, and have the same terms, as the other Floating Rate Senior Notes issued on July 20, 2004, and will increase the aggregate principal amount of the Floating Rate Senior Notes due July 20, 2007 to $475,000,000.

     The exhibits in Item 9.01 are hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

1.1	Underwriting Agreement, dated as of August 27, 2004 between Doral Financial Corporation and Deutsche Bank Securities Inc.

4.1	Floating Rate Senior Note due July 20, 2007.

5.1	Opinion of Pietrantoni Mendez & Alvarez LLP regarding the Doral Financial Corporation Senior Notes.

5.2	Opinion of Sullivan & Cromwell LLP regarding the Doral Financial Corporation Senior Notes.

8.1	Opinion of Pietrantoni Mendez & Alvarez LLP regarding tax matters.

23.1	Consents of Counsel (included in Exhibits 5.1 and 5.2).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2004	Doral Financial Corporation
	By:	/s/ Mario S. Levis
	Name:	Mario S. Levis
	Title:	Senior Executive Vice President and Treasurer